============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                 FORM 8-K/A

                               CURRENT REPORT
                    Pursant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported):June 18, 1996



                           ROMAC INTERNATIONAL, INC
- -----------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)


     	Florida			                   	0-26058			               	59-3264661
      -------                       -------                   ----------
(State or other jurisdiction		(Commission File Number)    (IRS Employer
         of incorporation)							                        Identification No.)

            120 West Hyde Park Place, Suite 200, Tampa, Florida  33606
- -----------------------------------------------------------------------------
                (Address of principal executive offices)   (Zip Code)



Registrant's telephone number, including area code:          (813)-258-8855






                                    N/A
- -----------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 7.   Financial Statements and Exhibits

Romac International, Inc. hereby amends its current report on Form 8-K dated June 18, 1996 (filed on July 2, 1996) to include the financial statements and exhibits referenced below.


	(a)	Financial Statements of Business Acquired.                                           	Page
                                                                                           ----
 Report of Independent Certified Public Accountant on the Financial Statements               	5
	Balance Sheets as of December 31, 1995 and 1994                                             	6
	Statements of Operations and Retained Earnings for Years Ended December 31, 1995 and 1994 	 	7
	Statements of Cash Flow for Years Ended December 31, 1995 and 1994                          	8
	Notes to Financial Statements                                                              	 9

	b)	Pro Forma Financial Information

	Introduction to Unaudited Pro Forma Consolidated Financial Information                      14
	Notes to the Unaudited Pro Forma Consolidated Statements of Operations                     	18
	Pro Forma Consolidated Statement of Operations for the years ended
 December 31, 1995 (unaudited)	                                                              16
 Pro Forma Consolidated Statement of Operations for the six months ended
 June 30, 1996 (unaudited)                                                                  	17

	(c)  Exhibits.

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly cause this report to be signed on its behalf by the undersigned hereunto duly authorized




                            ROMAC INTERNATIONAL, INC.
                                  (Registrant)



         By: /s/ Peter Dominici
            __________________________________
       					Peter Dominici, Chief Financial
       					Secretary and Treasurer

				        Date:   September 3, 1996

                                 BAYSHARE, INC.

                              FINANCIAL STATEMENTS

                           December 31, 1995 and 1994

Report of Independent Certified Public Accountant


To the Shareholders of
Bayshare, Inc

In our opinion, the accompanying balance sheets and the related statements of operations and retained earnings and of cash flows present fairly, in all material respects, the financial position of Bayshare, Inc. (the "Company") at December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for the opinion expressed above.


PRICE WATERHOUSE LLP
Tampa, Florida
July 18, 1996

                   BAYSHARE, INC.
                   BALANCE SHEETS

                                                                              DECEMBER 31,
                                                                         1995             1994
                                                                      ----------       ----------
                            Assets:
Current Assets:
  Cash                                                                $    30,034      $    2,358
  Trade receivables, net 	                                                907,725	        466,896
  Prepaid expenses and other current assets	                               17,983	         15,873
                                                                      -----------      ----------
                   Total current assets	                              $   955,742      $  485,127

Furniture and equipment, net	                                              80,552	         56,160
Other assets, net	                                                         13,461	         10,224
                                                                      -----------      ----------
                   Total assets	                                      $ 1,049,755	     $  551,511
		                                                                    ===========      ==========

              Liabilities and Shareholders' Equity:

Current Liabilities:
  Accounts payable and other accrued liabilities	                     $   242,899	     $  138,638
  Accrued payroll costs	                                                   14,245	         11,590
  Line of credit	                                                         150,000	        200,000
                                                                      -----------      ----------
                   Total current liabilities	                         $   407,144	     $  350,228

Deferred liability	                                                       112,750	         20,750
                                                                      -----------      ----------
                   Total liabities	                                   $   519,894	     $  370,978

Commitment and contingencies	                                                --	             --

Shareholders' Equity:
  Common stock, no par value; 1,000,000 shares authorized,
    600,000 issued and outstanding                     	                     --              --
  Additional paid-in-capital	                                              65,500	         65,500
  Retained earnings	                                                      464,361	        115,033
                                                                      -----------      ----------
                   Total shareholders' equity	                        $   529,861	     $  180,533
                                                                      -----------      ----------

                   Total liabilities and shareholders' equity	        $ 1,049,755	     $  551,511
                                                                      ===========      ==========

              The accompanying notes are an integral part
                     of these financial statements.

                          BAYSHARE, INC.
        STATEMENTS OF OPERATIONS AND RETAINED EARNINGS

	                                                                         FOR THE YEAR ENDED
	                                                                             DECEMBER 31,
                                                                      ---------------------------
                                                                        	1995            1994
  		                                                                  -----------     -----------

Net service revenues (note 3)	                                        $ 6,345,946	    $ 2,482,866
Direct costs of service (note 3)                                       	3,536,919	        780,747
		                                                                    -----------     -----------
Gross profit	                                                         $ 2,809,027	    $ 1,702,119

Selling, general and administrative expenses	                           2,409,342	      1,675,589
Depreciation and amortization expense	                                     32,709	         17,348
Other (income) expense	                                                    17,648	          6,420
                                                                      -----------		   -----------
Net income	                                                           $   349,328 	   $     2,762

Retained earnings:
   Beginning of year	                                                     115,033	        112,271
                                                                      -----------     -----------
   End of year	                                                       $   464,361	    $   115,033
                                                                      ===========     ===========

                 The accompanying notes are an integral part
                        of these financial statements.

                               BAYSHARE, INC.
                         STATEMENTS OF CASH FLOWS

	                                                                         FOR THE YEAR ENDED
                                                                      	       DECEMBER 31,
                                                                      ---------------------------
	                                                                        1995	           1994
                                                                      -----------     -----------
Cash flows from operating activities:
  Net income	                                                         $   349,328	    $     2,762
  Adjustments to reconcile net income to net cash provided by operating activities:
     Depreciation and amortization	                                        32,709	         17,348
     Provision for doubtful accounts                                         --	           (30,395)
  (Increase) decrease in operating assets:
     Trade receivables, net                                              (440,829)	       (175,527)
     Prepaid expenses and other current assets	                            (2,110)	        (15,873)
     Other assets, net                                                     (4,108)	         (1,381)
  Increase (decrease) in operating liabilities:
     Accounts payable and other accrued liabilities                       104,261	          86,644
     Accrued payroll cost	                                                  2,655	              43
                                                                      -----------     ------------
          Cash (used in) provided by operating activities             $    41,906	    $   (116,379)
		                                                                    -----------     ------------

Cash flows from investing activities:
  Capital expenditures	                                                   (56,230)	        (59,086)
                                                                      -----------     ------------
          Cash (used in) provided by investing activities 	           $   (56,230)	   $    (59,086)
		                                                                    -----------     ------------
Cash flows from financing activities:
  Payments on line of credit                                              (50,000)
  Deferred liability	                                                      92,000	          20,750
  Proceeds from line of credit		                                                           100,000
                                                                      -----------     ------------
          Cash provided by (used in) financing activities	            $    42,000	    $    120,750
		                                                                    -----------     ------------
Increase (Decrease) in cash 	                                              27,676	         (54,715)
Cash at beginning of period	                                                2,358	          57,073
                                                                      -----------     ------------
Cash at end of period	                                                $    30,034	    $      2,358
                                                                      ===========     ============
Supplemental Cash Flows Information:
Cash paid during the period for:
  Interest	                                                           $    18,065	    $      8,163


                    The accompanying notes are an integral part
                          of these financial statements.

                                  Bayshare, Inc.

                            Notes to Financial Statements

1.	Summary of Significant Accounting Policies

	Organization

	Bayshare, Inc., (the "Company") was incorporated in 1991 for the purpose of providing permanent and temporary speciality staffing services primarily in the field of accounting.  The Company provided these services under franchise and license agreements with Romac International, Inc. ("Romac").
 See Note 3.  The Company serves primarily the San Francisco, California market area.

 Furniture and Equipment

	Furniture and equipment are carried at cost, less accumulated depreciation.
 Major additions are capitalized, while repairs and maintenance are charged to expense as incurred.  Depreciation is computed using the double-decling method over the estimated useful lives of the assets.

	Revenue Recognition

	Net service revenues consist of sales less credits and discounts. The Company recognizes revenue for temporary personnel based on hours worked by assigned personnel on a weekly basis. Search revenues are recognized in contingency search engagements upon the successful completion of the assignment. In a retained search engagement, the inital retainer is recognized upon execution of the agreeement, with the balance recognized on completion of the search.

	For the first nine months of 1994, Bayshare operated under a franchise relationship for its search operation and a licensee relationship for its
 temporary operation.   Under the license agreement, Bayshare earned license
 income as a percentage of the gross profit generated by the temporary operation. This income was included in net service revenues. See note 3.


	Income Taxes

	The company elected to be taxed under the S Corporation provisions of the Internal Revenue Code which provide for the taxable income of the Company to
 be included in the income tax    return of the individual shareholder.
 Accordingly, there is no provision for income taxes included in the operating results for the Company.

                               Bayshare, Inc.

                        Notes to Financial Statements

 Use of Estimates

	The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


2.	Fair Value of Financial Instruments

	The estimated fair value of financial instruments has been determined by the
 Company using available market information and appropriate valuation methodologies.  The fair values of the Company's financial instruments are estimated based on current market rates and instruments with the same risk and maturities.  The fair values of cash, accounts receivable, accounts payable and line of credit approximate the carrying values of these financial instruments.

3.	Franchise/Licensee Operation

	The Company operated its temporary staffing business under a license agreement with Romac. Search operations are conducted under a franchise agreement with Romac. Under these agreements the Company made royalty payments (calculated for search as a percentage of revenue billed and for temporary operations as a percentage of gross profit) to Romac. Effective September 30, 1994, the Company amended its agreement with Romac which in effect converted the license agreement to a franchise agreement.
 Accordingly, the Company began recording gross revenues and expenses related to these operations subsequent to September 30, 1994. Prior to the amended agreement the Company recorded $472,560 in license income on $2,149,533 of gross billings for the first nine months of 1994. This license income was included in net service revenue. Total royalty payments to Romac were $49,621 and $219,977 in 1995 and 1994, respectively, and were included in Selling, General, and Administrative expenses.

	Under the amended agreement, Romac agreed to defer royalty payments for the search operations and fixed the royalty payments for the period from
 October 1, 1994 through December 31, 1999 at $400,000 plus a 15% per annum factor.  The Company is accruing this liability on a straight-line basis.
 The related liability of $112,750 and $20,750 for the years ended
 December 31, 1995 and 1994, respectively, is included in long-term liabilities.  The agreement also defines conditions for termination at the
 Company's option, expiration of the agreement or purchase by the purchaser.
 If the Company terminates the agreement or the agreement expires, the Company is liable for the full amount of the agreed upon deferred royalties, regardless of the date of termination.  Should the franchisor elect to purchase the Company's assets, the agreement defines the purchase price formula, which amount shall not be less than $3 million.

                            Bayshare, Inc.

                    Notes to Financial Statements

4.	Furniture and Equipment

	Major classifications of furniture and equipment and related asset lives are summarized as follows:


                                          										     December 31,
								                                           		1995	         	1994
						                                            ----------     -----------
	Furniture, fixtures and
	     equipment					         7 years		            $    76,403	   $    65,730
	Computer equipment				      5 years	                 122,828         77,272
                                                  -----------    -----------
										                                        $   199,231    $   143,000
	Less accumulated depreciation				                   (118,679)      ( 86,842)
                                                  -----------    -----------
									                                         $    80,552	   $    56,160
                                                  ===========    ===========

5.  	Line of Credit

 In 1994, the Company maintained a $325,000 bank line of credit agreement under which $200,000 was outstanding at December 31, 1994. Interest was payable at 1.5% over the bank's base rate. The rate at December 31, 1994 was 10.0%. This line was terminated in 1995 and replaced with the $500,000 line of credit with a different bank.

	The Company maintains a $500,000 bank line of credit agreement under which $150,000 was outstanding at December 31, 1995. Interest is payable at 1.5%
 over the bank's base rate. The rate at December 31, 1995 on this facility was 10.5%. The use of this line generally is restricted to the extent that the Company is required to liquidate its indebtedness to the bank for 30 days each year. Under the line of credit agreement, the Company is subject to various covenants including maintenance of certain net worth and current ratios. The line is secured by the Company's assets and was personally guaranteed by the owners of Bayshare.

                               Bayshare, Inc.

                       Notes to Financial Statements

6.	Commitments and Contingencies

	Operating Leases

	Future minimum lease payments under operating leases are summarized as follows:

	                      	Year					     	Amount
	                       ----          --------
	                      	1996					    	$147,949
	                      	1997			    		  146,699
	                      	1998					      146,699
                      		1999						     251,206
                     Thereafter			     125,087

	Rental expense under all operating leases was $141,884 and $108,569 for 1995 and 1994, respectively.

7.	Profit Sharing Plan

	The Company adopted a defined contribution Profit Sharing Plan (the "Plan")
 effective January 1, 1991.  All employees of the Company who are credited with at least 1,000 hours of service during the Company's fiscal year are eligible to participate in the Plan.  Following the first year of employment, company contributions deposited into profit sharing acocunts for each employee vest 20% for each year of service, and become fully vested after six years of service or upon retirement, death, disability or termination of the Plan. Benefits are generally payable following retirement, disability, death, hardship, or termination of employment.  During 1995 and 1994,
 Company contributions to the Plan were $19,230 and $4,026, respectively.
 This amount is included in selling, general, and administrative expenses.
 As a result of the asset sale subsequent to year end (see Note 9), management intends to terminate the Plan subsequent to payment of the contribution for fiscal 1995.

8.	Stock Option Plan

	During 1991, the Company established an employee incentive stock option plan which authorized the issuance of options to employees to purchase common stock.  The maximum number of shares of common stock that could be issued under the plan could not exceed 66,666 options.  During February 1991,
 33,333 were granted at an option price of $1.00.  No additional shares were granted and no shares were exercised during 1995 or 1994.  Subsequent to year end (see Note 9), the options were exercised.

                             Bayshare, Inc.

                     Notes to Financial Statements

9.	Subsequent Event

	On June 18, 1996, the Company completed the sale of its intangible assets to Romac International, Inc. The sale price, including a non-compete agreement, is in excess of net book value of the assets acquired and is subject to adjustment upon attainment of certain operating results.

                          ROMAC INTERNATIONAL, INC.

   INTRODUCTION TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION



	The following unaudited pro forma consolidated financial information for the year ended December 31, 1995 and the six months ended June 30, 1996 have been prepared to reflect the financial position of Romac International, Inc. (the "Company") as if the acquisitions of Venture Networks Corporation, Inc. ("Venture Networks") in January 1996, PCS Group, Inc. ("PCS") in
 February 1996, Strategic Outsourcing, Inc. ("Strategic  Outsourcing") in
 March 1996, and Bayshare, Inc. ("Bayshare") in June 1996 had occured effective January 1, 1995. As all four acquisitions occurred prior to June 30, 1996, the pro forma consolidated balance sheet as of June 30, 1996 is not required.

                            Venture Acquisition

	The acquisition was treated as a purchase for financial reporting purposes.
 The Company acquired Venture for $1.1 million in cash and is subject to an earn-out agreement wherein all earnings before income taxes of Venture
 Networks in excess of $325,000 for the years ending December 31, 1996, 1997 and 1998, shall be paid to Venture Networks' prior owners in the form of additional purchase price.  The transaction was financed by the proceeds of the Company's initial public offering which have been invested in short-term securities since August 1995.

                             PCS Acquisition

	The acquisition was treated as a purchase for financial reporting purposes.
 The Company acquired PCS for approximately $2.2 million in cash and is subject to an earn-out agreement wherein two times all earnings before income taxes of PCS in excess in $500,000, for the years ending December 31,
 1996, 1997 and 1998, shall be paid to PCS's prior owners in the form of additional purchase price, to a cumulative maximum dollar amount of $1.2 million.  The transaction was financed by the proceeds of the Company's initial public offering which have been invested in short-term securities since August 1995.

                  	Strategic Outsourcing Acquisition

	The acquisition was treated as a purchase for financial reporting purposes.
 The Company acquired Strategic Outsourcing for approximately $2.5 million in cash and is subject to an earn-out agrement wherein two times all earnings before income taxes of Strategic Outsourcing in excess of $500,000 and 50% of any earnings before income taxes greater than $1.0 million for the years ending December 31, 1996, 1997, and 1998, shall be paid to
 Strategic Outsourcing's prior owners in the form of additional purchase price.  The agreement also calls for a minimum payout of $500,000, $600,000, and $600,000 for the fiscal years 1996, 1997 and 1998 if Strategic
 Outsourcing's earnings before income taxes exceed $625,000, $750,000, and
 $750,000, respectively.  The transaction was financed by the proceeds of the Company's initial public offering which have been invested in short-term securities since August 1995.

                              Bayshare, Inc.


	The acquisition was treated as a purchase for financial reporting purposes.
 The Company acquired Bayshare for approximately $5.0 million in cash and is subject to an earn-out agreement wherein 100% of earnings before income taxes in excess of $1,220,000 for the years ended May 31, 1997, 1998, and
 1999, shall be paid in the form of additional purchase price.  The transaction was financed by the proceeds of the Company's secondary public offering.



	The unaudited pro forma consolidated financial statements are derived, in part, from historical financial statements and should be read in conjunction with those financial statements and the notes thereto. The unaudited pro forma consolidated financial statements are not necessarily indicative of the results that would have occurred if the assumed transaction had occurred on the dates indicated or the expected financial position or results of operations in the future. The unaudited pro forma consolidated statement of income should be read in conjunction with the seperate historical financial statements of Romac International, Inc. and in conjunction with the related assumptions and notes to these unaudited pro forma consolidated financial statements.

PROFORMA CONSOLIDATED STATEMENTS OF OPERATIONS
     For the Year Ended December 31, 1995
               (Unaudited)

                                                       Historical
                          -------------------------------------------------------------------
                          Romac		       Venture	      PCS	          SOI	          Bayshare         ProForma		      ProForma
                          Int'l         Networks      Group                          Inc.         Adjustments
                          -----------   -----------   -----------   -----------   -----------     -----------    -----------
Net service revenues     	$45,654,862	  $ 2,112,322  	$ 3,583,233  	$ 7,134,637  	$ 6,345,946			                 $64,831,000
Direct cost of services	   25,460,019	      753,031	    2,355,382  	  3,538,338	    3,536,919			                  35,643,689
                          -----------   -----------   -----------   -----------   -----------                    -----------
Gross profit	             $20,194,843	  $ 1,359,291	  $ 1,227,851	  $ 3,596,299	  $ 2,809,027			                 $29,187,311

Selling, general, and
  administrative 	         15,231,842	    1,170,532	      868,095	    3,115,000	    2,409,342	      (733,048)(a)	 22,061,763
Depreciation and
  amortization expense        511,961	        9,130	       13,334	       67,213	       32,709	       756,933	(b)	  1,391,280
Other (income) expense:
  Dividend and interest
   (income)                 	(213,936)                                                   (417)	      201,300 (c)	    (13,053)
  Interest expense	           133,033	        3,240	        2,251	        1,696	       18,065			                     158,285
  Other (income)
   expense, net             	(489,350)		                   (2,298)	      (3,603)				                                (495,251)
                          -----------   -----------   -----------   -----------   -----------   -------------     ----------
Income before
 income taxes	            $ 5,021,293	  $   176,389	  $   346,469	  $   415,993	  $   349,328	  $   (225,185)	  	$ 6,084,287
Provision for income
 taxes	                     2,008,497			                                  7,000		                    418,219	(d)	  2,433,716
                          -----------   -----------   -----------   -----------   -----------   ------------     -----------
Net income	               $ 3,012,796	  $   176,389	  $   346,469	  $   408,993	  $   349,328	  $   (643,404)		  $ 3,650,571
                          ===========   ===========   ===========   ===========   ===========   ============     ===========
Net income per share (f)								                                                                                 $      0.43
                                                                                                                 ===========
Weighted average shares outstanding (f)								                                                                    8,487,854


                         See Notes to the Unaudited Pro Forma Consolidated Statements of Operations.


PROFORMA CONSOLIDATED STATEMENTS OF OPERATIONS
   For the Six Months Ended June 30, 1996
                (Unaudited)

                                                       Historical
                          -------------------------------------------------------------------
 	                        Romac	        Venture	      PCS	          SOI	(e)       Bayshare   		    ProForma 	      ProForma
                          Int'l         Networks (e)  Group (e)                   Inc.(e)          Adjustments
                          -----------   -----------   -----------   -----------   ------------   ------------      -----------
Net service revenues	     $38,354,762		               $   296,830	  $ 1,200,976	  $ 4,122,494			                   $43,975,062
Direct cost of services	   21,747,558		                   216,855	      670,892	    2,067,697			                    24,703,002
                          -----------                 -----------   -----------   ------------                     -----------
Gross profit	             $16,607,204		               $    79,975	  $   530,084	  $ 2,054,797			                   $19,272,060

Selling, general, and
  administrative	          12,454,721	  	                   54,402	     486,779	    1,832,760	     (583,332)(a)	    14,245,330
Depreciation and
  amortization expense	       775,224	       	               1,026	                	   13,196	      181,783	(b)	       971,229
Other (income) expense:
  Dividend and interest
   (income)
  Interest expense
  Other (income)
   expense, net	             (462,805)			                                (1,469)	       6,634		             (c)		     (457,640)
                          -----------                 ------------   ----------   -----------    ----------        -----------
Income before
 income taxes	            $ 3,840,064		               $     24,547	  $   44,774	  $   202,207	   $  401,549		      $ 4,513,141
Provision for
 income taxes	              1,527,095					                                                          278,161 (d)	     1,805,256
                          -----------                 ------------   ----------   -----------    ----------        -----------
Net income	               $ 2,312,969		               $     24,547	  $   44,774	  $   202,207	   $  123,388		      $ 2,707,885
                          ===========                 ============   ==========   ===========    ==========        ===========
Net income per share-primary (f)	                                  							             	                           $      0.25
                                                                                                                   ===========
Weighted average shares outstanding-primary (f)								                                                             10,759,888

Net income per share-fully diluted (f)							                                                                      $      0.25
                                                                                                                   ===========
Weighted average shares outstanding-fully diluted (f)								                                                       10,822,364

                         See Notes to the Unaudited Pro Forma Consolidated Statements of Operations.


                             ROMAC INTERNATIONAL, INC.

                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                             STATEMENTS OF OPERATIONS


	Basis of Recording the Transactions.  The accompanying pro forma consolidated statements of operations for the year ended December 31, 1995 and the six months ended June 30, 1996 have been prepared to reflect the operations of the Company as if the following had occurred on January 1, 1995:  (i) the acquisition of Venture Networks Corporation, Inc.; (ii) the acquisition of
 PCS Group, Inc.;  (iii) the acquisition of Strategic Outsourcing, Inc. and
 (iv) the acquisition of Bayshare, Inc.

	Statements of Income Adjustments.  The following pro forma adjustments were made to the historical statements of the Company.

	(a)	This adjustment relates to non-recurring selling, general and administrative expense primarily due to eliminated salaries and related benefits of $563,000; third party accounts receivable processing fees of approximately $101,000; legal fees related to a liability no assumed in the acquisition of $30,000; rent expense of $20,000; and related party expenses of $19,000. For the six months ended June 30, 1996, the adjustments relate primarily to salaries and related benefits.

                                   	For the Year Ended     For the Six Months
                                    December 31, 1995      Ended June 30, 1996

Venture Networks	                      $    ---	               $    ---
PCS                             	       (200,000)   	            (16,667)
Strategic Outsourcing           	       (300,000)         	      (50,000)
Bayshare                         	      (233,048)	              (516,665)
                                       ---------                --------
     Total	                            $(733,048)	             $(583,332)
                                       =========               =========

	(b)	This adjustment reflects the increase in amortization expense related to the goodwill and other intangible assets recorded under the purchase method of accounting for the following acquisitions:

	                                  For the Year Ended		    For the Six Months
                                   December 31, 1995       Ended June 30, 1996

Venture Networks	                     $  84,900	              $    ---
PCS                            	        181,400 	                15,117
Strategic Outsourcing	                  157,300	                 29,775
Bayshare                      	         333,333	                136,891
                                      ---------                --------
     Total	                           $ 756,933	              $ 181,783
	                                     =========               =========

	(c)	This adjustment reflects the decrease in dividend and interest income as investments were used to finance the acquisitions.  The weighted average interest rate for 1995 for the Company was 5.95%

	(d)	This adjustment reflects the increase to income tax expense based upon the pro forma adjustments to income before provision for income taxes and as if Venture Networks, PCS, Strategic Outsourcing, and Bayshare were taxable as C corporations based on the Company's effective tax rate of approximately
 40%.

	(e)	Represents operations prior to effective date of acquisition.

	(f)	As adjusted for a two for one stock split in the form of a 100% stock dividend effective May 15, 1996.